UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 2, 2015 (August 4, 2015)

Liberated Energy, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

2 Coleman Court
Southampton, New Jersey   08088
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2015, we paid Vis Vires Group, a New York corporation, the outstanding balance owed to it pursuant to a convertible promissory note dated March 12, 2015 in the original principal amount of $33,000.00 with interest thereon at the rate of 12%.

On September 1, 2015, Eastmore Capital LLC, exercised its final conversion under that certain convertible promissory note dated November 4, 2015 in the original principal amount of $50,000.00 with interest thereon at the rate of 12% until paid.  Such conversion constituted payment in full of the outstanding balance on said convertible promissory note.

On August 4, 2015, KBM Worldwide, Inc., exercised its final conversion under that certain convertible promissory note dated December 10, 2014 in the original principal amount of $64,000.00 with interest thereon at the rate of 8% until paid.  Such conversion constituted payment in full of the outstanding balance on said convertible promissory note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of September, 2015.

LIBERATED ENERGY, INC.

BY:	BRIAN CONWAY
Brian Conway President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors